Exhibit 10.3

Confidential Treatment Requested by Tesla Motors, Inc.

Production Pricing Agreement

This Production Pricing Agreement (“Pricing Agreement”) is entered into effective as of the date last signed below (“PA Effective Date”) by and between Tesla Motors, Inc., a Delaware corporation located at 3500 Deer Creek Road, Palo Alto, California, 94304 (“Tesla”) and Panasonic Corporation, a Japanese corporation located at 1006 Kadoma, Kadoma City, Osaka, 571-8506, Japan (“Seller”). Tesla and Seller are each referred to herein as a “Party” and collectively as the “Parties.” The Parties enter into this Pricing Agreement in connection with, and subject to, the General Terms and Conditions dated October 1, 2014 (the “General Terms”). Terms used herein with initial capitalization have the meanings specified where used or in the General Terms.

1.	Production Planning.

a.	This contract is for the supply of cylindrical lithium-ion battery cells made by or on behalf of Seller at the Factory (the “Goods”). The Parties shall meet and confer in good faith to finalize an agreed, written Specification for each type of Goods. The Parties intend that the initial Good will be a Li-Ion Cylindrical Battery Cell with an agreed watt-hour (Wh) capacity and size to be established based on good faith discussions.

b.	As contemplated in Section 1 of the General Terms, Tesla will issue one or more Purchase Orders based on the agreed Production Plan, which will be set in accordance with Tesla’s forecast of its anticipated requirements and the periodic Production Meeting. Tesla intends to issue a Production Order for an agreed period of time after the Parties finalize the initial Production Plan. The binding quantities of Goods to be supplied by Seller and the applicable delivery dates will be specified in Tesla’s Purchase Orders accepted by Seller in accordance with Section 1.3 (Acceptance) of the General Terms. The Parties shall also discuss in good faith and agree on the Lead Time for each Good on an on-going basis at the Production Meeting [***], and any changes to the Lead Time will be reflected in writing.

c.	The Parties intend for Seller to produce Goods at the Factory at an annual run rate that equates to thirty-five gigawatt-hours (35 GWh) of aggregate energy (the “Target Production Volume”) subject to Section 1.1(b) of the General Terms and Section 2.d below. Subject to the forecast and production planning process described in Section 1.1 (Production Planning) of the General Terms, Seller shall [***].

d.	For each Good sold to a third party by Seller, [***].

2.	Capital and Other Investments.

a.	Production Lines. The Parties intend to undertake capital investments to build discrete production lines at the Factory for the manufacture of Goods (each such line is a “Production Line”). The Parties currently anticipate that Seller will operate [***] Production Lines when Seller’s production rate is at or near the Target Production Volume.

b.	Seller Investments. Subject to Section 1.1(b) of the General Terms and Section 2.d below, Seller shall make all capital investments required for production of Goods for Tesla in accordance with the Production Plan (the cost for each such investment is “Seller Investment Cost”). Such capital investments shall be “Property,” as that term is defined in Section 9.1 of the General Terms. Seller shall use best efforts to [***]. Tesla will disclose the relevant market information (including the concept and strategy with respect to corresponding Tesla Products), production ramp plans and investment plans prior to each Seller Investment Cost pursuant to the NDA, if and to the extent reasonably related to such investment (as determined in Tesla’s sole but reasonable discretion). The Parties recognize that the current estimated Seller Investment Cost to achieve the Target Production Volume is [***].

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Confidential Treatment Requested by Tesla Motors, Inc.

c.	The Seller Investment Costs will include all costs and expenses incurred by Seller for the equipment required to meet Seller’s obligations under the Production Plan, which will include (but is not limited to):

i.	[***];

ii.	[***];

iii.	[***];

iv.	[***];

v.	[***];

vi.	[***] in accordance with a mutually-agreed matrix set forth in Section 11.1(c) of the General Terms;

vii.	Other utilities as agreed by the Parties; and

viii.	Other equipment and systems as agreed in writing by the Parties.

d.	Tesla Investments. Tesla may be financially responsible for certain capital investments at the Factory for some portions of the equipment required to meet Seller’s obligations under the Production Plan, if and to the extent agreed in writing by the Parties. Such capital investments shall be “Tesla Property” as that term is defined in Section 9.1 of the General Terms. Each such investment by Tesla is a “Tesla Capital Investment.” [***].

e.	[***] Seller Investment Cost.

i.	Tesla commits that Seller will [***] Seller Investment Cost [***] after [***] through the sale of Goods [***]; provided, however, that a Seller Investment Cost [***] by Tesla in the following circumstances: [***] Seller Investment Cost [***]. (The [***] is the [***]).

ii.	If and to the extent that Seller does not [***] Seller Investment Cost in the manner set forth in the applicable investment letter agreement [***] (as agreed by the Parties based on a good faith discussion) [***], Tesla shall either (A) [***], or (B) resolve the matter in another manner as agreed in writing by the Parties, upon the earlier of (i) [***], or (ii) the expiration or termination of the General Terms and unless expressly provided otherwise in the General Terms. If and to the extent, however, Seller does not [***] Seller Investment Cost in the manner set forth in the applicable investment letter agreement [***] (as agreed by the Parties based on a good faith discussion), Tesla will have no further obligation to [***] and [***].

iii.	For [***] production lines only, the Parties shall also evaluate in good faith progress towards [***] at a meeting that takes place [***]. If and to the extent Seller has not yet [***] Seller Investment Cost in the manner set forth in the applicable investment letter agreement [***] (as agreed by the Parties based on a good faith discussion) within [***], Tesla will promptly either (A) [***] (B) resolve the matter in another manner as agreed in writing by the Parties. If and to the extent, however, Seller has not yet [***] Seller Investment Cost in the manner set forth in the applicable investment letter agreement within [***] (as agreed by the Parties based on a good faith discussion), Tesla will have no further obligation to [***] and [***]. For example, if Seller has [***] of a Seller Investment Cost after [***] but the Parties had projected that Seller would [***] of such cost at that point in time:

1.	If [***] is due to [***] or implement another solution agreed by the Parties [***]; or

2.	If and to the extent [***] is due [***], Tesla will have no obligation to [***].

3.	Pricing.

a.	Unit Prices.

i.	The Parties agree to set unit pricing for the Goods based on [***] (the price per Good is the “Unit Price”). The [***] Unit Prices for Goods manufactured on [***] are the “Quotation

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Confidential Treatment Requested by Tesla Motors, Inc.

Prices” set forth in Exhibit A. The Parties shall negotiate in good faith and use best efforts to [***]. Such discussions shall include the topics listed below. The Unit Price is subject to adjustment pursuant to Section 3(b) below. The Parties shall amend Exhibit A hereto to reflect agreed changes to the Unit Price.

—    [***].

ii.	The Quotation Prices in Exhibit A are based on the following assumptions, and are subject to change if and to the extent that one or more assumptions change:

—    [***].

iii.	As a general illustration, the Unit Price consists of the following items and adjustments to the Unit Price will be implemented with reference to the following:

[***]

—    [***].

b.	Unit Price Adjustments. The Unit Price is a firm, fixed price which is subject to adjustment only as follows:

i.	The Parties shall meet and confer in good faith on an on-going basis, and at least [***], [***]. [***], the corresponding [***]the Unit Price will be adjusted by the corresponding amount.

ii.	[***].

iii.	[***].

iv.	[***].

v.	[***].

vi.	[***].

vii.	If the aggregate orders for Goods by Authorized Purchasers in any rolling period of [***] are [***], the Parties shall immediately review and discuss the then-current Unit Prices.

c.	Currency. Invoices and payments shall be reflected in United States dollars ($).

d.	Responsibility for Certain Costs. Tesla shall pay for the costs for [***].

4.	Miscellaneous.

a.	[***].

b.	[***].

c.	Tesla may audit Seller’s compliance with [***], including [***], in accordance with Section 16.2 (Audit and Inspection) of the General Terms.

d.

Seller and Tesla agree that the supply of the Goods shall be pursuant to the General Terms. This Pricing Agreement, together with such provisions of the General Terms, constitutes the entire agreement between the Parties with respect to its subject matter and supersedes all prior agreements and understandings, both oral and written, between the Parties with respect thereto. No subsequent terms, conditions, understandings, or agreements purporting to modify the terms of this Pricing Agreement will be binding unless in writing and signed by the Parties. This Pricing Agreement may be executed in counterparts, each of which when so executed and delivered will be deemed an original, and all of which taken together will constitute one and

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Confidential Treatment Requested by Tesla Motors, Inc.

the same instrument. This Pricing Agreement shall expire upon the later of (i) expiration or termination of the General Terms unless otherwise specifically provided in the General Terms, or (ii) the date that the Parties completes performance of their respective obligations under this Pricing Agreement.

IN WITNESS WHEREOF, the Parties have executed this Pricing Agreement by persons duly authorized below:

Panasonic Corporation		Tesla Motors, Inc.

Signed:	/s/ Yoshio Ito	Signed:	/s/ JB Straubel
Print Name:	Yoshio Ito	Print Name:	JB Straubel
Print Title:	Senior Managing Director, Member of the Board President, Automotive & Industrial Systems Company Panasonic Corporation	Print Title: Chief Technology Officer Date: October 1, 2014

Date: September 30, 2014

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Confidential Treatment Requested by Tesla Motors, Inc.

Exhibit A

Pricing

1.	Quotation Prices. The attached file titled “[***],” which is incorporated herein by reference, sets forth the current [***] price for Goods based on Seller’s quotation.

[***]

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Confidential Treatment Requested by Tesla Motors, Inc.

[***]

* Quotation Price is based on the [***] set forth in Exhibit B.

* Quotation Price shown are [***].

[***].

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Confidential Treatment Requested by Tesla Motors, Inc.

Exhibit B

[***]

[***]

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Confidential Treatment Requested by Tesla Motors, Inc.

Exhibit C

[***]

[***]

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